Exhibit 5.1

[Letterhead of Woodburn and Wedge]

June 1, 2004

Validian Corporation

30 Metcalfe Street, Suite 620

Ottawa, Ontario K1P 5L4

Canada

Ladies and Gentlemen:

We have acted as special Nevada counsel to Validian Corporation, a Nevada corporation (the “Company”), in connection with the issuance of up to 10,591,250 shares of Common Stock of the Company plus an indeterminate number of additional shares of common stock issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar events or (ii) by reason of changes in the exercise price of certain warrants in accordance with the terms thereof to be sold by the selling stockholders named in the prospectus constituting a part of the Registration Statement (defined below) (the “Shares”).  The Shares, which include up to 6,500,000 shares of common stock issuable on the conversion of certain debentures and up to 4,091,250 additional shares of common stock issuable upon the exercise of warrants, are being registered pursuant to a Registration Statement on Form SB-2, Registration No. 333-114303 (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

We have attorneys admitted to practice in the State of Nevada.  This opinion letter is limited to the current laws of the State of Nevada.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

 In connection therewith, we have examined and relied upon the copies of:

(i)

The Restated Articles of Incorporation of the Company filed with the Nevada

Secretary of State on March 3, 2004;

(ii)

The Bylaws of the Company dated October 12, 1989 as amended by adding

Section 8.1 thereto;

(iii)

The Securities Purchase Agreement dated December 30, 2003 with Annex I,

form of Debenture; Annex IV, form of Registration Rights Agreement; and

Annex IV, form of Warrant attached (“the Securities Purchase Agreement”);

June 1, 2004

Validian Corporation

Page #

(iv)

Resolutions of the Board of Directors of the Company adopted by written consent of the sole director, dated January 30, 2004, authorizing the Company to make, issue and offer up to $2,000,000 of convertible common stock for gross proceeds of $2,000,000 pursuant to the Securities Purchase Agreement;

and

(v)

Such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed that each party to the above documents have duly executed and delivered them and documents which are exhibits or annexes thereto, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company, the selling stockholders and governmental officials.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued to the selling stockholders in accordance with the terms described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company to the effect the registration of the Shares under the Securities Act of 1933, as amended, and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.

Very truly yours,

Woodburn and Wedge

By:

/s/ John P. Fowler

John P. Fowler

JPF:bm